                   As filed with the Securities and Exchange
                         Commission on August 15, 1997
                                                      Registration No. 333-

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                  ----------

                        NATIONAL GOLF PROPERTIES, INC.


               MARYLAND                                95-4549193
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

     2951 28th Street, Suite 3001
       Santa Monica, California                          90405
(Address of principal executive offices)               (Zip Code)

                                  ----------


          THE 1995 INDEPENDENT DIRECTOR EQUITY PARTICIPATION PLAN OF
                        NATIONAL GOLF PROPERTIES, INC.

        THE 1997 EQUITY PARTICIPATION PLAN OF NATIONAL GOLF PROPERTIES,
       INC., NATIONAL GOLF OPERATING PARTNERSHIP, L.P. AND AMERICAN GOLF
                                  CORPORATION



                                  ----------

                                                          Copy to:

            WILLIAM C. REGAN                           JOHN M. NEWELL, ESQ.
Vice President - Controller and Treasurer               Latham & Watkins
     National Golf Properties, Inc.                   633 West Fifth Street
      2951 28th Street, Suite 3001                          Suite 4000
     Santa Monica, California 90405                Los Angeles, California 90071
            (310) 664-4100                                (213) 485-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------------

                                                                               Proposed
                                   Amount                Proposed               Maximum
                                  of Shares               Maximum              Aggregate               Amount of
Title of Each Class of              to be             Offering Price           Offering              Registration
Securities to be Registered      Registered            Per Share (1)           Price(1)                   Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value                    948,000                $30.125               $28,558,500              $8,655



(1) Estimated based on a bona fide estimate of the maximum offering price of $30.125 solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

                                    PART I

Item 1.      Plan Information

             Not required to be filed with this Registration Statement.


Item 2.      Registrant Information and Employee Plan Annual Information

             Not required to be filed with this Registration Statement.


                                    PART II

Item 3.      Incorporation of Documents by Reference

             The following documents filed with the Securities and Exchange Commission (the "Commission") by National Golf Properties, Inc., a Maryland corporation (the "Company" and the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

             (a) The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1996;

             (b) The Quarterly Reports of the Company on Form 10-Q for its quarterly periods ended March 31, 1997 and June 30, 1997; and

             (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on December 29, 1995.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.      Description of Securities

             Not applicable.


Item 5.      Interests of Named Experts and Counsel

             Not applicable.

Item 6.      Indemnification of Directors and Officers

             The Company's Articles of Incorporation authorize the Company to indemnify its present and former directors and officers and to pay or reimburse expenses in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of the State of Maryland. The Company's Bylaws obligate the Company to indemnify present and former directors and officers to the maximum extent permitted by Maryland law. The Company's Bylaws also permit the Company to provide indemnification to a present or former director or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company. The Maryland General Corporation Law (the "MGCL") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's Bylaws and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. As a result, under the MGCL and the Company's Bylaws, the Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, stockholder vote or otherwise.

             Because the indemnification provisions of the Company's Articles and Bylaws are tied to applicable Maryland law, they may be modified by future changes in such law without further stockholder action. The Company's Bylaws provide that amendment or repeal of the indemnification provisions of the Company's Bylaws would be effective on a prospective basis only and neither repeal nor modification of such provisions would adversely affect rights to indemnification in effect at the time of any act or omission which is the subject of a proceeding against an indemnified person.

             The MGCL and the Company's Bylaws may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act. The Board of Directors of the Company has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Item 7.      Exemption from Registration Claimed

             Not applicable.


Item 8.      Exhibits

             4.1 The 1995 Independent Director Equity Participation Plan of National Golf Properties, Inc.

             4.2 The 1997 Equity Participation Plan of National Golf Properties, Inc., National Golf Operating Partnership, L.P. and American Golf Corporation

             5.1     Opinion of Latham & Watkins

             23.1    Consent of Coopers & Lybrand L.L.P.

             23.2    Consent of Latham & Watkins (included as part of Exhibit
                     5.1)

             24.1    Power of Attorney (included on page 5)


Item 9.      Undertakings

             (a)     The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
             to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Santa Monica, State of California on the 15th day of August, 1997.

                           National Golf Properties, Inc.

                                    By:  /s/ RICHARD C. PRICE
                                         --------------------
                                         Richard C. Price
                                         President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Richard C. Price and William C. Regan and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature               Title                                Date
      ---------               -----                                ----


/s/ DAVID G. PRICE            Chairman of the Board of      August 15, 1997
------------------            Directors
    David G. Price


/s/ RICHARD C. PRICE          President and Director        August 15, 1997
--------------------
    Richard C. Price


/s/ NEIL M. MILLER            Vice President-Finance        August 15, 1997
------------------
    Neil M. Miller

/s/ WILLIAM C. REGAN          Vice President-Controller     August 15, 1997
--------------------          and Treasurer
    William C. Regan


/s/ RICHARD A. ARCHER         Director                      August 15, 1997
---------------------
    Richard A. Archer

      Signature                     Title                       Date
      ---------                     -----                       ----

/s/ JOHN C. CUSHMAN, III            Director              August 15, 1997
------------------------
    John C. Cushman, III



/s/ BRUCE KARATZ                    Director              August 15, 1997
----------------
    Bruce Karatz



/s/ CHARLES S. PAUL                 Director              August 15, 1997
-------------------
    Charles S. Paul



/s/ EDWARD R. SAUSE                 Director              August 15, 1997
-------------------
    Edward R. Sause

                               INDEX TO EXHIBITS


EXHIBIT
-------

4.1 The 1995 Independent Director Equity Participation Plan of National Golf Properties, Inc.

4.2      The 1997 Equity Participation Plan of National Golf
         Properties, Inc., National Golf Operating
         Partnership, L.P. and American Golf Corporation

5.1      Opinion of Latham & Watkins

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Latham & Watkins
         (included in Exhibit 5.1)

24.1     Power of Attorney (included on page 5)